UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014 (June 12, 2014)

REGENCY ENERGY PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware	001-35262	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 750-1771

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 12, 2014, Regency Energy Partners LP (the “Partnership”) entered into a guaranty (the “Guaranty”) in favor of Midcontinent Express Pipeline LLC (“MEP”), an entity in which the Partnership’s wholly owned subsidiary, Regency Midcontinent Express LLC (“Regency Midcontinent”), owns a 50% membership interest. Under the Guaranty, the Partnership has agreed to guarantee the prompt payment by Regency Midcontinent of its proportionate $175 million capital contribution to MEP. The Partnership’s obligation under the Guaranty will not exceed $176 million.

The foregoing description of the Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Guaranty, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of the Exhibit

10.1*	Guaranty, dated June 12, 2014, by Regency Energy Partners LP in favor of Midcontinent Express Pipeline LLC

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regency Energy Partners LP

	By:	Regency GP LP, its general partner

	By:	Regency GP LLC, its general partner

Date: June 18, 2014	By:	/s/ Thomas E. Long
Thomas E. Long
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

10.1*	Guaranty, dated June 12, 2014, by Regency Energy Partners LP in favor of Midcontinent Express Pipeline LLC

*	Filed herewith